Exhibit 99.1

Smith & Wesson Acquires Savage Arms

•	Creates leading U.S. firearms manufacturer, bringing together two iconic American brands

•	Meaningfully expands Smith & Wesson’s presence in hunting category

•	Expected to be immediately cash accretive to full year earnings per share

•	Aligns JDH Capital with SWBI stockholders, with JDH Capital becoming Smith & Wesson’s largest stockholder and gaining board representation

MARYVILLE, Tenn., October 21, 2026 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design (“Smith & Wesson”), today announced that it has acquired the Savage Arms business (“Savage Arms” or “Savage”) by merger from an indirect subsidiary of JDH Capital I, L.P. (together with its affiliates, “JDH”). Savage has been producing firearms for more than 130 years and is one of the world’s largest manufacturers of hunting, competition and target shooting centerfire and rimfire rifles and shotguns.

The transaction combines two iconic American firearm manufacturers with leading capabilities across distinct segments of the firearms market. Savage’s strength in hunting and bolt-action rifles is highly complementary to Smith & Wesson’s leadership position in handguns and growing presence across other long gun categories, creating a broader product portfolio across a wide range of shooting disciplines.

Mark Smith, President and Chief Executive Officer of Smith & Wesson, commented, “The acquisition of Savage is a transformative step for Smith & Wesson and an important milestone in our strategy to be the undisputed market leader in the firearm industry. Savage’s brand heritage, culture, and longstanding reputation for performance and innovation align closely with our own, and the business meaningfully expands our presence in the hunting category. By bringing these two companies together, we have created a broader, stronger platform with significant opportunities to better serve our customers, accelerate innovation, realize operating efficiencies and drive long-term value for our stockholders.”

Michael Fertitta, Managing Director of JDH, commented, “Savage has a storied history spanning more than 132 years, and we are incredibly proud of the business and brand the Savage team has built. Smith & Wesson is a natural partner for Savage given the complementary strengths of the two companies and their shared commitment to quality, innovation and serving the firearms community. We are excited about the potential of the combined business and look forward to participating in its continued success as a significant Smith & Wesson stockholder.”

Financial Information

•	Savage generated approximately $160 million of net sales for the twelve-month period ending September 30, 2026.

•	Transaction is expected to immediately deliver approximately $18 million of incremental EBITDAS on a full year basis, with additional upside after synergy realization.

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Excluding acquisition-related accounting and transaction costs, the transaction is expected to be immediately accretive to Smith & Wesson’s fully diluted earnings per share by approximately $0.04 for the remainder of fiscal 2027, with full-year fully diluted accretion expected of $0.07 per share, excluding acquisition accounting.

•	After realization of initial synergies and excluding acquisition accounting, the transaction is expected to deliver full-year fully diluted accretion of approximately $0.10 per share.

•	Following the closing, Smith & Wesson maintains a strong balance sheet, with only a 1.16 net leverage ratio on a pro forma estimated basis.

Transaction Details

•	The transaction values Savage at $160.0 million, subject to customary adjustments, and was completed on October 21, 2026.

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The purchase price represents approximately 7.9x Savage’s Adjusted EBITDA for the twelve-month period ending September 30, 2026, after giving effect to expected initial annual run rate synergies of $2.5 million.

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The purchase price is comprised of a combination of Smith & Wesson equity and cash, consisting of approximately 9 million shares of Smith & Wesson common stock, valued at $13.62 per share (i.e. the volume weighted average price per share of Smith & Wesson common stock on the Nasdaq Global Select Market for the 45 consecutive trading days ending on (and including) the third trading day immediately prior to the closing date), and $37.5 million of cash.

•	Following the closing, JDH owns 16.7% of Smith & Wesson’s outstanding common stock.

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Pursuant to the terms of the investor rights agreement between the parties, Smith & Wesson has filled an existing vacancy on its board of directors and appointed a representative from JDH to the board, which now includes seven directors.

Other Information

•	D.A. Davidson & Co. acted as financial advisor to Smith & Wesson and Bass, Berry & Sims PLC acted as its legal counsel.

•	Latham & Watkins acted as legal counsel to JDH and Savage.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. Additionally, the company provides manufacturing services such as forging and machining to third parties and offers world-class firearm training programs to Law Enforcement/Military departments and civilians at the Smith & Wesson Academy™ in Maryville, Tennessee. For more information, call (844) 363-5386 or visit www.smith-wesson.com.

About Savage

Headquartered in Westfield, Massachusetts, Savage has been producing firearms for more than 130 years. Savage is one of the world’s largest manufacturers of hunting, competition and target shooting centerfire and rimfire rifles, and shotguns. Its firearms are known for accuracy, performance and innovation. The entrepreneurial spirit that originally defined the company is still evident in its ongoing focus on continuous innovation, craftsmanship, quality and service. Learn more at www.savagearms.com.

About Savage Financial Information

The financial results for Savage presented in this press release have been derived from financial statements prepared by Savage, without adjustment to conform to the accounting principles and methodologies used by Smith & Wesson. The accounting policies and methodologies used by Savage differ in certain respects from those used by Smith & Wesson, but Smith & Wesson does not believe these differences are material.

About JDH Capital

JDH Capital is a private investment firm based in Houston, Texas and was established in 2017. JDH Capital engages in a wide range of investment activities and has the flexibility to invest in a broad range of asset classes across multiple industries. JDH Capital endeavors to partner with our portfolio companies to generate consistent risk-adjusted returns over a long-time horizon. Find more information at www.jdhcap.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, statements regarding the transaction, integration and transition plans, synergies, opportunities and anticipated future performance. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the risk that expected benefits, synergies and growth opportunities of the transaction may not be achieved in a timely manner or at all; the risk that Smith & Wesson will be unable to retain or hire key personnel; the ability to successfully integrate Savage’s business with Smith & Wesson; the risk that disruption from the transaction may adversely affect Smith & Wesson’s and Savage’s businesses and their respective relationships with customers, vendors or employees; economic, social, political, legislative, and regulatory factors; the impact of tariffs; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the relocation; our ability to introduce new products and the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026.

Investor Relations

investorrelations@smith-wesson.com

(413) 747-3448